EXHIBIT 10.2

Director Fee Arrangements for 2007

            Each director of Southern Missouri Bancorp, Inc. (the "Company") also is a director of Southern Missouri Bank & Trust (the "Bank"). For 2007, each non-employee director receives an annual fee of $10,800 for serving on the Company's Board of Directors and $11,000 for serving on the Bank's Board of Directors.